Exhibit 16.1

July 19, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: Fuse Group Holding Inc.

(Commission file number: 333-202948)

We have read the statements of Fuse Group Holding Inc. included under Item 4.01 of Form 8-K to be filed with the SEC on July 19, 2019 and agree with such statements as they pertain to our firm.

Sincerely,

MJF & Associates, APC